FORM OF AMENDMENT NO. 5

To the

MASTER CUSTODIAN CONTRACT

Amendment, as of February 25, 2005, to the Master Custodian Contract dated September 26, 2001, (the “Contract”) among Each Registered Investment Company Identified on Appendix A (each, a “Fund” and collectively, the “Funds”) and State Street Bank and Trust Company (the “Custodian”).

WHEREAS, the Custodian and the Fund wish to document recent changes and to update Appendix A to the Master Custodian Contract for various Funds under the Contract, as reflected below;

WHEREAS, the Munder Institutional Government Money Market Fund, a series of Munder Series Trust (“MST”), was liquidated on December 13, 2004;

WHEREAS, the Munder International Growth Fund and the Munder Emerging Markets Fund were merged with and into the Munder International Equity Fund (each a separate series of MST) on February 4, 2005;

WHEREAS, the Munder Small Company Growth Fund was merged with and into the Munder Micro-Cap Equity Fund (each a separate series of MST) on February 25, 2005; and

WHEREAS, on February 8, 2005, the Board of Trustees of The Munder Framlington Funds Trust (“MFFT”) approved the change in name of MFFT from The Munder Framlington Funds Trust to Munder Series Trust II (“MST II”).

NOW THEREFORE, in consideration of the promises and covenants contained herein, the Custodian and the Funds agree to amend the Contract as follows:

1.	The Contract is hereby terminated in its entirety with respect to the Munder Institutional Government Money Market Fund as of December 14, 2004.

2.	The Contract is hereby terminated in its entirety with respect to the Munder International Growth Fund as of February 5, 2005.

3.	The Contract is hereby terminated in its entirety with respect to the Munder Emerging Markets Fund as of February 5, 2005.

4.	The Contract is hereby terminated in its entirety with respect to the Munder Small Company Growth Fund as of February 26, 2005.

5.	All references in the Contract to MFFT and The Munder Framlington Funds Trust are hereby deleted and replaced with references to MST II and Munder Series Trust II, respectively.

IN WITNESS WHEREOF, the parties have caused this document to be executed by its duly authorized officer below.

MUNDER SERIES TRUST
On behalf of its Funds

MUNDER SERIES TRUST II
On behalf of its Fund

By:
Name:	Amy D. Eisenbeis
Title:	Assistant Secretary

STATE STREET BANK AND TRUST COMPANY

Name:	Joseph L. Hooley
Title:	Executive Vice President

MASTER CUSTODIAN AGREEMENT

APPENDIX A

Dated as of February 25, 2005

Munder Series Trust

Liquidity Money Market Fund

Munder Balanced Fund

Munder Bond Fund

Munder Cash Investment Fund

Munder Future Technology Fund

Munder Index 500 Fund

Munder Institutional Money Market Fund

Munder Intermediate Bond Fund

Munder International Bond Fund

Munder International Equity Fund

Munder Large-Cap Value Fund

Munder Michigan Tax-Free Bond Fund

Munder Micro-Cap Equity Fund

Munder MidCap Select Fund

Munder Multi-Season Growth Fund

Munder NetNet Fund

Munder Power Plus Fund

Munder Real Estate Equity Investment Fund

Munder Small-Cap Value Fund

Munder S&P® MidCap Index Equity Fund

Munder S&P® SmallCap Index Equity Fund

Munder Tax-Free Bond Fund

Munder Tax-Free Money Market Fund

Munder Tax-Free Short & Intermediate Bond Fund

Munder U.S. Government Income Fund

Munder Series Trust II

Munder Healthcare Fund

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